As filed with the Securities and Exchange Commission on August 30, 2022

Registration No. 333-251525

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NASCENT BIOTECH INC.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2834

(Primary Standard Industrial Classification Code Number)

45-0612715

(I.R.S. Employer Identification Number)

623 17th Street, Suite 4

Vero Beach, FL 32960

(612) 961-5656

(Address and telephone number of registrant’s principal

executive offices and principal place of business)

Corporate Administrative Services, Inc.

1955 Baring Blvd.

Sparks NV 89434

(775) 358-1412

 (Name, address, and telephone number of agent for service)

Communication Copies to:

Odom Law Group, APLC

Claudia J. McDowell, Esq.

24801 Pico Canyon Road Suite 300

Stevenson Ranch, California 91381

(661) 290-2991

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Nascent Biotech Inc. (the “Company”) filed with the Securities and Exchange Commission on January 8, 2021, a Registration Statement on Form S-1 (Reg. No. 333-251525) (the “Registration Statement”), which originally registered 30,000,000 shares of common stock of the Company, par value $0.001, for resale by selling stockholders named therein.  Pursuant to the undertakings contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to Form S-1 to deregister 3,226,723 shares originally registered by the Registration Statement which remain unsold upon termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida on August 29, 2022.

NASCENT BIOTECH INC.

By:	/s/ Sean Carrick
Sean Carrick, CEO

By:	/s/ Lowell Holden
Lowell Holden, CFO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Carrick	CEO and Director	August 29, 2022
Sean Carrick	(Principal Executive Officer)

/s/ Lowell Holden	CFO and Director	August 29, 2022
Lowell Holden	(Principal Financial and Accounting Officer)

/s/ Douglas Karas	Director	August 29, 2022
Douglas Karas

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